HAROLD Y. SPECTOR, CPA STEVEN M. SPECTOR, CPA	SPECTOR & ASSOCIATES, LLP Certified Public Accountants (888) 584-5577 Fax (626) 584-6447 spectorwongcpa@aol.com	70 SOUTH LAKE AVENUE SUITE 630 PASADENA, CA 91101

August 9, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs:

We have read Item 4.01(a) of Ukarma Corporation's Report on Form 8-K, dated August 9, 2010 and agree with the statements made therein. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K.

Yours truly,

/s/ Spector & Associates, LLP
Spector & Associates, LLP
Pasadena, CA